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                                                                   EXHIBIT 10.53


                                 PROMISSORY NOTE


                                                          Gaithersburg, Maryland
$150,000                                                           April 8, 1999


               FOR VALUE RECEIVED, Y. DOUGLAS DOLGINOW, M.D., a Maryland resident, (hereinafter called the "Maker"), promises to pay to the order of GENE LOGIC INC., a Delaware corporation, (hereinafter, together with all subsequent holders of this Note, called the "Payee") the principal sum of One Hundred and Fifty Thousand Dollars ($150,000), together with interest on the unpaid principal balance hereof from time to time outstanding compounded annually at a rate of interest equal to the Applicable Federal Rate (as appropriate for this Note) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, as such rate may be from time to time adjusted (the "Applicable Federal Rate"), said principal and interest being due and payable in the following manner:

               (i) commencing on April 8, 2000 and continuing on the eighth day of each and every April thereafter, to and including April 8, 2003, the principal hereof shall be payable in four (4) equal, annual installments of $37,500 each, together with all accrued and unpaid interest on the principal balance hereof; and

               (ii) this Note will mature and the entire unpaid balance of principal hereof, together with all accrued and unpaid interest hereon, shall become due and payable on April 8, 2003, if not paid earlier.

               Any payment required to be made hereunder (including any payment of interest and/or principal) which is not made on the date that the same becomes due and payable shall continue as an obligation of the Maker until it is fully paid, and the Maker agrees in addition to pay, to the extent permitted by law, late interest thereon at a rate equal to the Applicable Federal Rate plus two percent (2%) per annum (the "Late Interest"), such Late Interest to accrue from the date such over due payment became due and payable until paid. The Maker shall also pay, promptly upon demand, all costs of collection, including reasonable attorneys' fees if this Note is referred to an attorney for collection after default, whether or not any action shall be instituted to enforce or collect this Note. Time is of the essence hereof for all purposes.

               All payments on this Note shall be applied first to the payment of any accrued but unpaid Late Interest and collection costs, second to the payment of accrued but unpaid interest, and third to the reduction of the principal balance hereof. The rate of interest hereon shall be calculated on the basis of a 360-day year factor applied to actual days elapsed. All payments hereunder shall be payable in lawful money of the United States of America and shall be made to the Payee in immediately available funds at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, or at such other address as the Payee may from time to time designate in writing to the Maker.



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               The Maker shall have the right and privilege to prepay this Note, in whole or in part, at any time upon at least thirty (30) days' prior written notice of intention to prepay to the Payee; provided that: (a) each partial prepayment of principal shall be in multiples of $5,000, unless otherwise agreed by the Payee, (b) each prepayment shall be made on a date when an installment of interest or principal hereon is due, (c) each prepayment shall include all accrued and unpaid interest on or with respect to the principal amount to be prepaid, and (d) partial prepayments of principal shall be applied in inverse order of maturity. Such prepayment shall not be subject to any premium for prepayment.

               The Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. From time to time, without affecting the obligation of the Maker to pay the outstanding principal balance of this Note and to observe the covenants of the Maker contained herein, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of the Maker or any endorser hereto or guarantor hereof, and without liability on the part of the Payee, the Payee may, at the option of the Payee, extend the time for payment of interest hereon and/or principal hereof, reduce the payments hereunder, release anyone liable on this Note, accept a renewal of this Note, modify the terms and time of payment of this Note, join in any extension or subordination or exercise any option or election hereunder, modify the rate of interest or period of principal repayment or principal due date of this Note or exercise any option or election hereunder. No one or more of such actions shall constitute a novation.

               If default be made in the payment in whole or in part of any sum provided for herein, or if an event of default, including the termination or ending, with or without cause, by Maker or Payee (if Payee is Maker's employer) of Maker's employment with Gene Logic Inc., shall occur under any instrument or document executed as security for, as evidence of, or otherwise in connection with this Note or the indebtedness evidenced hereby or under that certain Pledge and Security Agreement of even date herewith between the Maker and the Payee (the "Pledge Agreement") (this Note and the Pledge Agreement being hereinafter collectively called the "Loan Documents"), then the Payee may, at its option, without further notice or demand (except as may be otherwise specifically provided for in the Loan Documents), declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all liens securing payment hereof, pursue any and all other rights, remedies and recourses available to the Payee, or pursue any combination of the foregoing, all remedies hereunder and under the Loan Documents being cumulative. The Payee shall have the right to rescind any acceleration in payment of this Note for default as aforesaid, if the Payee so elects, in which event this Note shall be construed, interpreted and enforced in the same manner as if the Payee had not elected to declare the unpaid principal balance and accrued interest of this Note at once due and payable.

               Failure to exercise any of the foregoing options upon the happening of one or more of the foregoing events shall not constitute a waiver of the right to exercise the same or any



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other option at any subsequent time in respect to the same or any other event, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. The Payee shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by the Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express written consent of the Payee.

               This Note is secured, inter alia, by a Pledge and Security Agreement of even date herewith executed by the Maker for the benefit of the Payee, covering stock owned by the Maker, as well as a Stock Power executed by the Maker for the benefit of the Payee, each as more particularly described therein.

               This Note shall be governed by and construed according to the laws of the State of Maryland, without regard to principles of conflict of laws.

               Any attorney at law, or the Clerk of the court where authorized, may appear in any court of record in the State of Maryland or in the United States, after demand on this Note following an event of default under any Loan Document, and waive the issuing of service of process and confess a judgment against the Maker in favor of the Payee for the amount then appearing due hereunder, together with interest, costs of suit and attorneys' fees in the amount of 15% of the amount due hereunder, and thereupon release all errors and waive all right of appeal.

               In any case where the date of maturity of interest on, or principal of, this Note shall be a Sunday or legal holiday, or a day on which banking institutions in the city of payment are authorized by law or executive order to close (any other day being herein referred to as a "Banking Day"), then payment of interest or principal need not be made on such date, but may be made on the next succeeding Banking Day; provided, however, that interest shall continue to accrue through the actual date of payment.


                                    * * * * *


               Executed under seal in the City of Gaithersburg, Maryland, and intending this Note to be a sealed instrument, as of the date and year first above written.


 WITNESS:


/s/ Al Lichtenstein                    /s/ D. Dolginow                (SEAL)
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                                       Y. DOUGLAS DOLGINOW, M.D.



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               I hereby authorize Gene Logic Inc. (or any subsequent holders of this Promissory Note if the holder is also my employer) to deduct any payment due to the Payee under this Promissory Note from my wages, salary, bonus, or any other payments (including any final paycheck or bonus payments) due to me as a result of my employment.


WITNESS:


/s/ Al Lichtenstein                    /s/ D. Dolginow                (SEAL)
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                                       Y. DOUGLAS DOLGINOW, M.D.
















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